UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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IMPACT BIOMEDICAL INC.

(Name of Registrant As Specified In Charter)

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IMPACT BIOMEDICAL INC.

1400 Broadfield Blvd., Suite 130

Houston, TX 77084

(585) 325-3610

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Houston, TX

July [__], 2025

This Information Statement is furnished to the holders of shares of common stock, par value $0.001 per share (“Common Stock”) and shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”) per share of Impact BioMedical Inc., a Nevada corporation (the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the actions described below (the “Corporate Actions”) taken by unanimous written consent of the Board of Directors of the Company and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company:

1.	Approving the Company’s 2023 Equity Incentive Plan (the “2023 Plan”) and the reservation of up to 5,000,000 shares of the Company’s Common Stock, par value $0.001 (the “Common Stock”) for issuance thereunder, subject to certain conditions;

The purpose of this Information Statement is to notify our stockholders that on June 9, 2025, stockholders holding a majority of the voting power of our issued and outstanding shares of voting stock, executed a written consent approving the Corporate Actions. Pursuant to Rules 240.14c-2(d) and 240.14a-16(b) promulgated under the Exchange Act, the Corporate Actions will become effective no sooner than 20 days after a definitive Information Statement has been distributed to the shareholders of the Company.

The written consent that we received constitutes the only stockholder approval required for the Corporate Actions under Nevada law and the Company’s Certificate of Incorporation and Bylaws. As a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not and will not be soliciting your approval of the Corporate Actions. Notwithstanding, the holders of our common and preferred stock of record at the close of business on June 9, 2025 (the “Record Date”), are entitled to notice of the stockholder action by written consent.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 was filed with the SEC on March 28, 2025, (the “2024 Annual Report”), is available on the Company’s website (www.impactbiomedinc.com.) or upon request by contacting us at Impact BioMedical Inc., 1400 Broadfield Blvd., Suite 130, Houston, Texas TX 77084; Attn: Investor Relations.

The Company is mailing its stockholders of record as of [____], 2025, a definitive Information Statement materials on or about [_____], 2025.

The Information Statement is available for viewing on the Internet at: www.impactbiomedinc.com.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Frank D. Heuszel
Frank D. Heuszel
Chief Executive Officer (Principal Executive Officer)

Impact BioMedical, Inc.

1400 Broadfield Blvd., Suite 130

Houston, TX 77084

(281) 415-6576

INFORMATION STATEMENT

GENERAL INFORMATION

Impact BioMedical Inc. (the “Company”) is a Nevada corporation with its principal executive offices located at Broadfield Blvd., Suite 130, Houston, Texas TX 77084. The Company’s telephone number is (281) 415-6576. This Information Statement is being sent to the Company’s stockholders (the “Stockholders”) by the board of directors (the “Board of Directors” or “Board”) of the Company to notify them about certain actions that the holders of a majority of the Company’s outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the Stockholders. The action was taken on June 9, 2025, and will be effective on a date that is at least 20 days after we mail a definitive Information Statement to our Stockholders.

On June 9, 2025, the Board of Directors and the Stockholders holding a majority of the Company’s outstanding voting capital stock approved, by written consent in lieu of a meeting, the below-mentioned actions. Accordingly, neither your vote nor your consent is required and neither is being solicited in connection with the approval of the actions.

June 9, 2025, is the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Stockholders of the Company to notify such Stockholders of the following actions to be effective on or about [_____], 2025, which is 20 days after we mail our Definitive Information Statement to our Stockholders on [____], 2025 (the “Corporate Action(s)”):

1.	Approving the Company’s 2023 Equity Incentive Plan (the “2023 Plan”) and the authorization of up to 5,000,000 shares of the Company’s Common Stock, par value $0.001 (the “Common Stock”) for issuance thereunder, subject to certain conditions;

Pursuant to Rules 240.14c-2(d) and 240.14a-16(b) promulgated under the Exchange Act, the Corporate Action(s) will become effective no sooner than 20 days after we mail a Definitive Information Statement to our Stockholders. This Information Statement will serve as written notice to our Stockholders pursuant to the Nevada Revised Statutes (“NRS”).

The Company has asked brokers and other custodians, nominees and fiduciaries to forward the Information Statement materials to the beneficial owners of our securities held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to the Company’s Stockholders pursuant to Section 14 of the Exchange Act to notify the Company’s Stockholders as of the close of business on the Record Date of the Corporate Action(s) taken by a majority of the Company’s Stockholders.

Stockholders holding a majority of the Company’s outstanding voting capital stock have voted in favor of the Corporate Action(s) as outlined in this Information Statement, which actions will be effective on a date that is at least 20 days after we mail a Definitive Information Statement to our Stockholders.

WHO IS ENTITLED TO NOTICE?

Each outstanding common share of the Company’s voting securities on the close of business on the Record Date is entitled to notice of each matter voted on by the Stockholders. Stockholders as of the close of business on the Record Date that held the authority to cast votes in excess of 50% of the Company’s outstanding voting power have voted in favor of the Corporate Action(s). Under the NRS, stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the Stockholders.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the Corporate Actions consists of the vote of the holders of a majority of the Company’s outstanding voting securities as of the Record Date. As of the Record Date, the Company’s voting securities consisted of 12,085,412 shares of Common Stock and 60,496,041 shares of Series A Convertible Preferred stock. Each share of Common and Preferred Stock are entitled to cast 1 vote per share on all matters submitted to holders of Common Stock.

WHAT CORPORATE MATTERS DID THE STOCKHOLDERS VOTE FOR, AND HOW DID THEY VOTE?

Stockholders holding a majority of our outstanding voting securities have voted in favor of the following actions:

1.	Approving the Company’s 2023 Equity Incentive Plan (the “2023 Plan”) and the authorization of up to 5,000,000 shares of the Company’s Common Stock, par value $0.001 (the “Common Stock”) for issuance thereunder, subject to certain conditions;

WHAT VOTE IS REQUIRED TO APPROVE THE CORPORATE ACTIONS?

No further vote is required for approval of the Corporate Actions.

WHO IS PAYING THE COST OF THIS INFORMATION STATEMENT?

We will pay for preparing, printing and mailing of the Information Statement materials. Our costs are estimated at approximately $[____].

OUTSTANDING VOTING SECURITIES

As of the Record Date, the Company’s authorized capital consisted of 4,000,000,000 shares of Common Stock, and 100,000,000 shares of Preferred Stock. As of the Record Date, there were 12,085,412 shares of Common Stock and 60,496,041 shares of Preferred Stock issued and outstanding.

Each share of Common Stock is entitled to cast 1 vote per share on all matters submitted to holders of Common Stock.

The following Stockholders voted in favor of the Corporate Action(s):

Common Share Votes

Name	Number of Votes	Percentage of Total Votes (1)

Frank D. Heuszel	95,475	*	%
Mark Suseck	-	*	%
Todd D. Macko	122	*	%
Jason Grady	182	*	%
Melissa Sims	-	*	%
David Keene	-	*	%
Christian Zimmerman	-	*	%
Castel Hibbert	-	*	%
DSS, Inc	545,024	4.5%
Alset International limited	-	*	%
Alset, Inc.	-	*	%
TOTAL	640,803	5.3%

*	Less than 1%
(1)	DSS indirectly owns the shares through DSS BioHealth Security, Inc., its wholly-owned subsidiary.

Pursuant to Rules 240.14c-2(d) and 240.14a-16(b) promulgated under the Exchange Act, the Corporate Action(s) will become effective no sooner than 20 days after we mail a Definitive Information Statement to our Stockholders. This Information Statement will serve as written notice to our Stockholders pursuant to the Nevada Revised Statutes (“NRS”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock and Series A Convertible Preferred Stock as of June 9, 2025 by:

●	each of our named executive officers;

●	each of our directors;

●	all of our current directors and executive officers as a group; and

●	each stockholder known by us to own beneficially more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of June 9, 2025, pursuant to the exercise of options or warrants and convertible debt are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group. Percentage of ownership of common stock is based on 12,085,412 shares of common stock outstanding on June 9, 2025. Percentage of ownership of Series A Convertible Preferred Stock is based on 60,496,041 shares of issued and outstanding preferred stock as of June 9, 2025

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock and Series A Convertible Preferred Stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address of all listed stockholders is c/o Impact BioMedical Inc., 1400 Broadfield Blvd., Suite 130, Houston, Texas TX 77084.

The information set forth in the table below is based on 12,085,412 shares of our Common Stock and 60,496,041 shares of Preferred Stock issued and outstanding on June 9, 2025. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options, warrants, rights or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after June 9, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the Stockholders below is in care of Impact BioMedical Inc.:1400 Broadfield Blvd., Suite 130, Houston, Texas TX 77084.

Beneficial Ownership of Common Stock

		Percentage of
	Number of Shares	Outstanding Share
Name	Beneficially Owned	Beneficially Owned
Frank D. Heuszel	95,475	*
Mark Suseck	-	*
Todd D. Macko	122	*
Jason Grady	182	*
Elise Brownell	-	*
Melissa Sims	-	*
David Keene	-	*
Christian Zimmerman	-	*
Castel Hibbert	-	*
All officers and directors as a group (9 persons)	95,779	*

*	Less than 1%

Beneficial Ownership of Series A Convertible Preferred Stock

Name of Beneficial Owner	Number of Outstanding Series A Preferred Beneficially Owned	Percentage of Outstanding Series A Preferred Beneficially Owned
DSS, Inc. (1)	60,496,041	100%

(1)	DSS indirectly owns the shares through DSS BioHealth Security, Inc., its wholly-owned subsidiary. As of the date of this prospectus, the holder has not converted any of the shares of Series A Convertible Preferred Stock into shares of the Company’s common stock.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNAANCE

Biographical and certain other information concerning the members of the Company’s Board of Directors is set forth below. We are not aware of any proceedings to which our directors, or any associate of our directors are a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

The following table sets forth the name, age and position of each of our executive officers, key employees and directors.

Name	Age	Position
Frank D. Heuszel	69	Chief Executive Officer and Director
Mark Suseck	64	Chief Operating Officer
Todd D. Macko	53	Chief Financial Officer
Jason Grady	51	Director
Dr. Elise Brownell	72	Director
Melissa Sims	55	Director
David Keene	67	Director
Christian Zimmerman	47	Director
Castel Hibbert	66	Director

Biographical and certain other information concerning the Company’s officers and directors is set forth below. There are no familial relationships among any of our directors. Except as indicated below, none of our directors is a director in any other reporting companies. None of our directors has been affiliated with any company that has filed for bankruptcy within the last ten years. We are not aware of any proceedings to which any of our directors, or any associate of any such director is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries. Each executive officer serves at the pleasure of the Board of Directors.

Frank D. Heuszel, 69, has served as a Director of the Company since August 2020. From August 2020 to August 2023, Mr. Heuszel served as President of the Company. Since April 2023, Mr. Heuszel has also served as Chief Executive Officer of the Company. Since April 11, 2019, Mr. Heuszel has served as the Chief Executive Officer of DSS since April 11, 2019, DSS’s Interim Chief Financial Officer from April 2019 to October 2020, and a director of DSS since July 30, 2018. Mr. Heuszel has extensive experience in a wide array of strategic, business, turnaround, and regulatory matters across several industries as a result of his executive management, educational, and operational experience. Prior to joining DSS, Mr. Heuszel had a very successful career in commercial banking. For over 35 years, Mr. Heuszel served in many senior executive roles with major US and international banking organizations. As a banker Mr. Heuszel has served as General Counsel, Director of Special Assets, Credit Officer, Chief Financial Officer and Auditor. Mr. Heuszel also operated a successful law practice focused on the litigation, corporate restructures, and merger and acquisitions, and collections. In addition to being an attorney and executive manager, Mr. Heuszel is also a Certified Public Accountant (retired), and a Certified Internal Auditor. Mr. Heuszel holds an undergraduate degree in Business Administration from The University of Texas at Austin and a J.D. degree from The South Texas College of Law, Houston.

Mark Suseck, 64, has served as Chief Operating Officer of the Company since August 2023. Mr. Suseck served as the chief operating officer of DSS BioHealth Holdings Inc., a subsidiary of DSS, Inc., from 2020-2023, where he leads company strategy, operations, licensing, acquisitions and commercialization. From 2021 to 2022, Mr. Suseck served as the chief executive officer of Vivacitas Oncology Inc., where he led company strategy, clinical development, operations and financing. From 2018-2019, Mr. Suseck was vice president of global sales and marketing at Helius Medical Technologies Inc. Mr. Suseck received his undergraduate degree in economics from Rutgers University, with minors in education and philosophy. He completed the Executive Management Program in residence at the University of Michigan Business School.

Todd D. Macko, 53, has been Secretary and Treasurer of the Company since January 2021 and in May 2023 became Chief Financial Officer of the Company. Mr. Macko has served as the Chief Financial Officer of DSS since August 16, 2021. Mr. Macko previously served as the Vice President of Finance of DSS. As the Vice President of Finance, Mr. Macko’s responsibilities included assisting DSS’s Interim Chief Financial Officer in all aspects of financial and regulatory reporting. In addition, his responsibilities included the day-to-day management of the Company’s Accounting and Finance team and the financial leadership in the directing and improving of the accounting, reporting, audit, and tax activities. Prior to his role as Vice President of Finance for the Company, Mr. Macko joined the wholly owned subsidiary of DSS, Premier Packaging Corporation in January 2019, as its Vice President of Finance. Mr. Macko is a Certified Public Accountant with over 25 years of public and corporate financial management, business leadership and corporate strategy. Mr. Macko brings a wealth of experience with strengths in financial planning and analysis, business process re-engineering, budgeting, merger and acquisitions, financial reporting systems, project evaluation and treasury and capital management. Prior to joining the Company, Mr. Macko served as the Corporate Controller for Baldwin Richardson Foods, a leading custom ingredients manufacturer for the food and beverage industry from November 2015 until January 2019. Prior to that, Mr. Macko served as the Controller for The Outdoor Group, LLC., Genesis Vision, Inc., Complemar Partners, Inc., and Level 3 Communications, Inc. Mr. Macko obtained his Bachelor of Science degree in Accounting from Rochester Institute of Technology.

Jason Grady, 51, Since October 2024, Mr. Jason Grady has served as the Interim Chief Executive Officer (CEO) of the Company, driving its strategic vision, leadership, and overall performance. In this role, he steers the organization’s growth trajectory, ensuring profitability while aligning long-term objectives with operational execution. He leads executive teams, fosters innovation, and cultivates key relationships with the Board of Directors, investors, and strategic partners to propel the company forward. Before stepping into the CEO role, Mr. Grady was the Company’s Chief Operating Officer (COO) since August 2019, where he streamlined operations, optimized business processes, and spearheaded new business development. Simultaneously, since July 2018, he has served as President of Premier Packaging Corporation, a leading folding carton and consumer packaging manufacturer and a wholly owned subsidiary of the Company. His leadership within the broader DSS ecosystem has been instrumental in driving business expansion and operational excellence. From April 2010 to July 2018, Mr. Grady served as Vice President of Sales & Business Development, playing a pivotal role in accelerating revenue growth and expanding the Company’s market presence. Prior to joining DSS, he held key leadership positions, including Vice President of Marketing at Parlec Corporation, Director of Business Development at Berlin Packaging Corporation, and sales and marketing executive at OutStart, Inc. Mr. Grady holds a bachelor’s degree in Marketing and Communications and an MBA from the Rochester Institute of Technology.

Dr. Elise Brownell, 72, has served as a director of the Company since January 2021. Dr. Brownell has more than 20 years of biotechnology and pharmaceutical project management experience with a proven track record of advancing programs through clinical development. She serves as a Life Sciences entrepreneurial advisor for ASTIA, the nation’s premier entrepreneurial organization focused on women-led businesses. Dr. Brownell is also a member of the Editorial Advisory Board for Contract Pharma Magazine, and previous Chair of the Leaders Network program of Women in Consulting. She is the co-founder of ZephyrBiotech, LLC, a project management firm dedicated to advancing therapeutic candidates through development to key inflection points for clients. Earlier, Dr. Brownell was a founding member, head of project management and senior director of Aerovance, Inc., a venture-backed biotechnology company spun out from Bayer Healthcare, where she created and managed effective team processes to bring product candidates into full scale clinical Phase 1 and 2 developments. Prior to Aerovance, Dr. Brownell acted as head of project management for Bayer’s Biotechnology Unit, where she integrated project strategies to meet therapeutic and market needs. Other roles included building and negotiating partnerships with third parties to support development programs, leading research teams through early bench-to-clinic development phases, as well as entrepreneurial investment experience with Angel’s Forum. Dr. Brownell received her M.S., M.Phil. and Ph.D. degrees in biology from Yale University and her B.S. degree in biology from Allegheny College.

Melissa Sims, 55, has served as a director of the Company since May 2023. Ms. Sims is an Illinois licensed attorney having practiced law since 1995. Following graduation from Northern Illinois University College of Law, Ms. Sims started the general practice of law representing clients in banking, health care, real estate, criminal, dissolution, municipal and probate matters in state and appellate courts. In 2006, she represented the Village of DePue, Illinois regarding legacy pollution from a Superfund site and set national precedent before the Court of Appeals for the Seventh Circuit. In 2021, the United States Supreme Court cited the Village of DePue v. ExxonMobil as precedent in the Atlantic Richfield v. Christian case.

Starting in August of 2017, Ms. Sims has been employed with the international law firm, Milberg Coleman Bryson Phillps Grossman, PLLC and recently represented clients in the National Opioid multidistrict litigation in the Northern District of Ohio. She also represents municipalities across the country in tort actions in state, federal and appellate courts.

Ms. Sims brings to the Board her decades of plaintiff litigation with offer keen insight into potential matters which may be of importance on behalf of the Company. The Board believes that her legal background, knowledge expertise, and litigation experience will add great value to the board slate.

David Keene, 67, is an executive level banker with 44 years of commercial banking experience with progressive responsibilities in all facets of credit risk management in both community and regional bank environments. Currently, Mr. Keene acts as chief credit officer of Unity National Bank; a position he has held since September 2022. As chief credit officer, he oversees loan policy, collections, loan operations, credit administration, and all credit underwriting and analysis, problem loan workouts. From May 2018 to September 2022, Mr. Keene was a senior credit risk officer at Community Bank of Texas in Houston, Texas. In this position, he was, among other tasks, responsible for the support of the credit underwriting of high-net-worth individuals, partnerships, and companies. Mr. Keene received a Bachelor of Business Administration degree from Baylor University in 1979. The Board believes that his background, knowledge expertise, and experience will add great value to the board slate.

Christian Zimmerman, 47, is currently the executive vice president—chief financial officer of Keystone Bank, SSB. Mr. Zimmerman has held this position since April 2019. In this position, Mr. Zimmerman, among other tasks, reviews and prepares monthly, quarterly and year-end financial reports. From December 2015 to April 2019, Mr. Zimmerman was the executive vice president – controller of Community Bank of Texas, N.A. where he was involved in, among other responsibilities, regulatory reporting for the bank and its holding company, and preparing financial reports. Mr. Zimmerman worked on the holding company’s initial public offering with a focus on the financial statements and analysis. Mr. Zimmerman is a certified public accountant and received a Bachelor of Business Administration degree and a Master’s degree in Professional Accounting from the University of Texas at Austin. The Board believes that Mr. Zimmerman’s experience with initial public offerings, financial reporting and regulatory reporting will add great value to the board slate.

Castel Hibbert, 66, has been involved in corporate banking for 39 years and has held various management, underwriting and line responsibilities. Since August 2011, Mr. Hibbert has been an executive vice president and managing director at Veritex Community Bank. He currently works with upper middle market companies whose annual revenues range from $75 million to $800 million. Mr. Hibbert received a Bachelor of Science degree in employee relations from Michigan State University in 1981 and a Master in Business Administration degree from the University of Texas at Austin in 1983.

Committees of our Board

Audit Committee. On September 28, 2023, our Board established the audit committee.

The audit committee is appointed by the Board to assist the Board in its duty to oversee the Company’s accounting, financial reporting, and internal control functions and the audit of the Company’s financial statements.

The role of the audit committee is to:

●	oversee management in the performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls,
●	the performance and qualifications of the Company’s independent auditor, including the independent auditor’s independence,
●	the performance of the Company’s internal audit function; and
●	the Company’s compliance with legal and regulatory requirements.

Our Audit Committee consist of Mr. Castel Hibbert, Mr. Christian Zimmerman, Mr. David Keene, with Mr. Zimmerman serving as chair. Our Board has affirmatively determined that each meets the definition of “independent director” under the rules of NYSE American, and that they meet the independence standards under Rule 10A-3. Each member of our audit committee meets the financial literacy requirements of NYSE American’s rules. Our Board has adopted a written charter for the audit committee.

Compensation Committee. On September 28, 2023, the Board established the compensation committee.

The compensation committee is responsible for reviewing and recommending, among other things:

●	the adequacy and form of compensation of the Board;

●	the compensation of Chief Executive Officer, including base salary, incentive bonus, stock option and other grant, award and benefits upon hiring and on an annual basis;

●	the compensation of other senior management upon hiring and on an annual basis; and

●	the Company’s incentive compensation and other equity-based plans and recommending changes to such plans to our Board, when necessary.

Our Compensation Committee consist of Dr. Elise Brownell, Ms. Melissa Sims and Mr. Castel Hibbert with Dr. Brownell serving as chair. Our Board has adopted a written charter for the compensation committee.

Nominating and Corporate Governance Committee. On September 28, 2023, the board established the nominating and corporate governance committee.

The nominating committee is responsible for, among other things:

●	developing criteria for membership on the board of directors and committees;

●	identifying individuals qualified to become members of the board of directors;

●	recommending persons to be nominated for election as directors and to each committee of the board of directors;

●	annually reviewing our corporate governance guidelines; and

●	monitoring and evaluating the performance of the board of directors and leading the board in an annual self-assessment of its practices and effectiveness.

Our Nominating and Corporate Governance Committee consist of Ms. Melissa Sims, Mr. David Keene and Dr. Brownell with Ms. Sims serving as chair. Our Board has adopted a written charter for the nominating and corporate governance committee.

Term of office

All directors hold office until the next annual meeting of the stockholders of the company and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of our Board.

Code of Business Conduct and Ethics

On September 28, 2023, the Board adopted a Business Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Business Code of Ethics has been made available on our website.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any legal proceedings in the past 10 years that would require disclosure under Item 401(f) of Regulation S-K

EXECUTIVE OFFICERS

The following are our executive officers and their ages. The biographies for each of Mr. Heuszel, Mr. Macko and Mr. Suseck are set forth above.

Name	Age	Position
Frank D. Heuszel	69	Chief Executive Officer and Director
Todd D. Macko	53	Chief Financial Officer
Mark Suseck	64	Chief Operating Officer

Frank D. Heuszel, Chief Executive Officer and Director - Biographical information regarding Mr. Heuszel is provided above under Directors and Executive Officers.

Todd D. Macko, Chief Financial Officer - Biographical information regarding Mr. Macko is provided above under Directors and Executive Officers.

Mark Suseck, Chief Operating Officer - Biographical information regarding Mr. Suseck is provided above under Directors and Executive Officers.

EXECUTIVE COMPENSATION

Named Executive Officers.

Compensation paid to our executive officers or directors during the past two fiscal years.

Name and principal position	Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Frank D. Heuszel, Chief Executive Officer	2023	$-	$-	-	-	-	-	$-	$-
	2024	$43,706	$-	$11,100	-	-	-	$-	$54,806
Mark Suseck, Chief Operating Officer	2023	$-	$-	-	-	-	-	$-	$-
	2024	$126,689	$-	$32,000	-	-	-	$-	$158,689
Todd D. Macko, Chief Financial Officer	2023	$-	$-	-	-	-	-	$-	$-
	2024	$-	$-	$555	-	-	-	$-	$555

(1)	Represents the total grant date fair value of stock options awards computed in accordance with FASB ASC 718. Our policy and assumptions made in the valuation of share-based payments are contained in Note 10

Employment Agreements

On October 3, 2024, the Company and Mr. Frank D. Heuszel, the Company’s Chief Executive Officer, Chairman, and President (the “Executive”) entered into an Executive Employment Agreement (the “Executive Employment Agreement”). Under the Executive Employment Agreement, the Executive will be employed in his current capacity as the Company’s Chief Executive Officer. The Executive’s employment term shall be from October 3, 2024, to October 3, 2027 (the “Employment Term”), and the Executive shall receive an annual base salary (the “Base Salary”) of $200,000 for the first year of the Employment Term, $250,000 for the second year of the Employment Term, and $250,000 for the third year of the Employment Term. In addition to the Executive’s Base Salary, he will be awarded a mandatory bonus (the “Mandatory Bonus”) as follows: (i) $150,000 for the first year of the Employment Term; (ii) $100,000 for the second year of the Employment Term; and (iii) $100,000 for the third year of the Employment Term. The Executive must remain continuously employed by the Company pursuant to the Executive Employment Agreement through the anniversary of each award date for the Mandatory Bonus to be fully earned by the Executive. In addition to the Executive’s Base Salary, the Executive shall be eligible to be awarded discretionary bonuses that may be authorized and declared by the board of director’s to the Executive and/or to the senior management executives from time to time, at the Board’s sole discretion. The Executive will also be granted an option to purchase Shares of the Company pursuant to the Impact Biomedical 2023 Employee, Director and Consultant Equity Incentive Plan in the amount of 300,000 shares at a purchase price of $3.00 per share.

On November 11, 2024, the Company and Mr. Mark Suseck entered into an Employment Agreement (the “Employment Agreement”) with a term that runs through September 16, 2027 during which Mr. Suseck will act as the Company’s Chief Operating Officer. Mr. Suseck will receive an annual base salary of $250,000 retroactive to April 1, 2024. Mr. Suseck is also entitled to a discretionary bonus to be awarded in either cash or Company common stock. Mr. Suseck will also be granted an option to purchase shares of the Company pursuant to the Impact Biomedical 2023 Employee, Director and Consultant Equity Incentive Plan in the amount of 400,000 at a purchase price of $3.00 per share.

Director Compensation

The Company has not paid any compensation to any directors during 2023. The table below represents compensation for 2024:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation	Total
Current Directors
Jason Grady	$-	$925	$-	$925
Elise Brownell	$1,250	$925	$-	$2,175
Melissa Sims	$1,250	$925	$-	$2,175
David Keene	$1,250	$925	$-	$2,175
Christian Zimmerman	$1,250	$925	$-	$2,175
Castel Hibbert	$1,250	$925	$-	$2,175

(1)	Represents the total grant date fair value of stock options awards computed in accordance with FASB ASC 718. Our policy and assumptions made in the valuation of share-based payments are contained in Note 10

Outstanding Equity Awards at Fiscal Year-End

There are no outstanding equity awards held by the Company’s named executive officers or directors as of December 31, 2023.

2023 Equity Incentive Plan

Our Board has adopted the 2023 Equity Incentive Plan, or 2023 Plan. For the year ended December 31, 2024, 880,000 option grants with a purchase price of $3.00 per share were awarded to certain officers, directors and consultants of the Company. These options have various vesting periods, and all expire on October 31, 2031. Potential proceeds of these grants is $2,640,000 and are fair valued using a Black-Scholes model at approximately $50,000. The Company record stock based compensation expense of approximately $19,000 for the year ended December 31, 2024 and is included in Sales, general and administrative compensation (inclusive of stock based compensation) on the accompanying Statement of Operations. There were no stock-based payments made during the twelve months ended December 31, 2023.

Indemnification of Officers and Directors

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) is not liable pursuant to NRS 78.138, or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, NRS 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) is not liable pursuant to NRS 78.138; or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.752 allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to NRS 78.752 may include the following:

(a) the creation of a trust fund;

(b) the establishment of a program of self-insurance;

(c) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d) the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to NRS 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) by the shareholders;

(b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Except for the below, from [January 1, 2023] through the date of this Information Statement, we have not been a party to any transaction or proposed transaction in which the amount involved in the transaction exceeds the lesser of  $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation which are described elsewhere in this Information Statement.

Based on Shareholders Agreement entered into on April 26, 2017, the Company would fund the scientific operations of GRDG, a company involved in research and development of biomedical products which is a minority stockholder of two of the Company’s subsidiaries and is owned by Daryl Thompson, a director of many subsidiaries of the Company, to do the development and research works on the biomedical products for the Company. On February 15, 2022, the Company and its subsidiaries, Global BioLife, Inc. (“Global”), and Impact BioLife Sciences, Inc. (“BioLife Sciences”), and GRDG entered into a Licensing Proceeds Distribution Agreement (“GRDG Agreement”), whereas GRDG would transfer its 20% equity position in both Global and BioLife Sciences to the Company in exchange for 20% interest in Global and/or BioLife Science revenue received from the exclusive or non-exclusive licensing of and/or the sale of Global Intellectual Property to a Third Party, net of specific costs. The GRDG Agreement ended in September 2023 as core technologies achieved significant development milestones. As of the date of this report, no contingent liability has been recognized under the GRDG Agreement. As of December 31, 2024 and 2023, the Company incurred approximately $25,000 and $447,000, respectively, in expenses.

There are certain general and administrative costs incurred by DSS, a related party, on behalf of the Company which are passed through to the Company on a monthly basis. These costs consist of primarily payroll costs for certain DSS employees and are allocated based on estimated time spent on behalf of the Company. Beginning in January 2024 and through September 2024, these costs are approximately $31,000 per month. Beginning October 2024, these costs are approximately $26,000 per month. As of December 31, 2024, the Company incurred $357,000 in related expenses. As of December 31, 2023, the Company incurred approximately 144,000 in related expenses.

On December 31, 2020, and later amended, the Company executed a Revolving Promissory Note (“Note”) with DSS, a related party, which accrues interest at a rate of 4.25% and is due in full at the maturity date of September 30, 2030. The Note was further amended on July 24, 2024 with an effective date of September 16, 2024 to i) allow the Company to pay certain principal and/or interest payments owing under the repayment terms in an exchange for potential of equity in the Company, ii) change the quarterly interest due dates to the last day of each calendar quarter (i.e. December 31, March 31, June 30 and September 30), iii) to adjust the On Demand feature so that it starts after the 24th month, iv) continue the planned repayment program commencing on the 37th month and on the last day of each month thereafter through August 31, 2030 to pay a fixed monthly payment of $126,381, v) to continue the scheduled maturity date of September 30, 2030, and vi) adjusts the interest rate to be the WSJ Prime Rate plus 0.50%. As of December 31, 2024 and December 31, 2023 the outstanding balance, inclusive of interest was $8,878,000 (net of change in fair value of the note payable of $5,068,000) and $12,074,000, respectively. Of the $8,878,000, $35,000 is included in Current portion of note payable, related party and the remaining $7,971,000 is included in Long-term portion of note payable, related party at December 31, 2024. The $12,074,000 at December 31, 2023 is included in Current portion of note payable, related party.

Director Independence

The Company has adopted the standards of NYSE American for determining the independence of its directors.

These independence standards specify the relationships deemed sufficiently material to create the presumption that a director is not independent. No director qualifies as independent unless the Company’s Board affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, Section 803A of the NYSE American Company Guide (and related commentary) sets forth the following non-exclusive list of persons who shall not be considered independent:

(a)	a director who is, or during the past three years was, employed by the Company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);
(b)	a director who accepted or has an immediate family member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)	compensation for Board or Board committee service,
(ii)	compensation paid to an immediate family member who is an employee (other than an executive officer) of the Company,
(iii)	compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year), or
(iv)	benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(c)	a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;
(d)	a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;
(e)	a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the issuer’s executive officers serve on the compensation committee of such other entity; or
(f)	a director who is, or has an immediate family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Directors serving on the Company’s audit committee must also comply with the additional, more stringent requirements set forth in Section 803B of the NYSE American Company Guide and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

Consistent with these considerations, the Board affirmatively determined that Mr. Castel Hibbert, Mr. Christian Zimmerman, Mr. David Keene, Dr. Elise Brownell and Ms. Melissa Sims each meets the definition of “independent director” under the rules of NYSE American.

Directors serving on the Company’s compensation committee must also comply with the additional, more stringent requirements as set forth in Section 805(c) of the NYSE American Company Guide.

Parent of the Company

DSS BioHealth Securities, Inc., a wholly-owned subsidiary of DSS, Inc. owns approximately 83.35% of the voting shares of the Company which includes 60,496,041 shares of the Company’s Series A Convertible Preferred Stock, which is 100% of the Company’s issued and outstanding Series A Convertible Preferred Stock,

ACTION NO. 1

APPROVAL OF THE COMPANY’S 2023 EQUITY INCENTIVE PLAN AND THE AUTHORIZATION OF UP TO 5,000,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER

Summary

The Company’s 2023 Equity Incentive Plan (the “2023 Plan”) was adopted by the Board on February 28, 2023  to be able to issue equity awards to service providers in order to motivate and retain such persons and to further align their interests with those of our Stockholders.

Having an adequate number of shares available for future equity compensation grants is necessary to promote our long-term success and the creation of Stockholder value by:

●	Enabling us to continue to attract and retain the services of key service providers who would be eligible to receive grants;

●	Aligning participants’ interests with Stockholders’ interests through incentives that are based upon the performance of our Common Stock; and

●	Motivating participants, through equity incentive awards, to achieve long-term growth in the Company’s business, in addition to short-term financial performance.

The 2023 Plan will provide for the grant of incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), stock appreciation rights (“SARs”), other equity awards and/or cash awards to employees, directors and consultants.

The 2023 Plan will remain in effect until the earlier of (i) [___], [____] and (ii) the date upon which the 2023 Plan is terminated pursuant to its terms, and in any event subject to the maximum share limit of the 2023 Plan.

Prior to this information statement, on February 28, 2023, our Board adopted the 2023 Plan and authorized the reservation of up to 18,762,000 shares of Common Stock for issuance thereunder, subject to availability. To the extent that there are no authorized and unreserved shares of Common Stock available, the awards underlying the 2023 Plan will not be issuable until such time, and from time to time, as shares of Common Stock are available to be reserved and in such amounts as are available.

This Proposal No. 1 shall authorize up to a maximum aggregate of 5,000,000 shares of Common Stock which may be issued under the 2023 Plan, subject to availability. The maximum number of shares that may be issued pursuant to the exercise of ISOs is also 5,000,000, subject to availability.

Assuming all 5,000,000 shares become available and the Company may issue the full amount of awards under the 2023 Plan, the number of shares available for issuance under the 2023 Plan shall constitute approximately [____]% of our issued and outstanding shares of Common Stock as of the Record Date. The 2023 Plan is intended to provide us with a sufficient number of shares to satisfy our equity grant requirements until our 2026 annual meeting of Stockholders, based on the current scope and structure of our equity incentive programs and the rate at which we expect to grant stock options, restricted stock, and/or other forms of equity compensation.

When approving the authorization of up to 5,000,000 shares of Common Stock issuable pursuant to the 2023 Plan, the Board considered a number of factors, including those set forth below:

●	Alignment with our Stockholders. Achieving superior, long-term results for our Stockholders remains one of our primary objectives. We believe that stock ownership enhances the alignment of the long-term economic interests of our employees and our Stockholders.

●	Attract, Motivate and Retain Key Employees. We compete for employees in a variety of geographic and talent markets and strive to maintain compensation programs that are competitive in order to attract, motivate and retain key employees. If we are unable to grant equity as part of our total compensation strategy, our ability to attract and retain all levels of talent we need to operate our business successfully would be significantly harmed.

●	Balanced Approach to Compensation. We believe that a balanced approach to compensation - using a mix of salaries, performance-based bonus incentives and long-term equity incentives (including performance based equity) encourages management to make decisions that favor long-term stability and profitability, rather than short-term results.

●	Burn Rate and Dilution. When deciding to adopt the 2023 Plan, the Board evaluated our projected need for equity grants over the next year, our expected burn rate of shares under the 2023 Plan and the dilutive impact of the proposed share allocation.

After carefully considering each of these points, the Board believes the 2023 Plan is essential for our future success and encourages Stockholders to consider these points in voting to approve this action.

Set forth below is a summary of the 2023 Plan, which is qualified in its entirety by reference to the full text of the 2023 Plan, a copy of which is included as Appendix A to this Information Statement. If there is any inconsistency between the following summary of the 2023 Plan and Appendix A, the full text of the 2023 Plan included as Appendix A shall govern.

Key Features of the 2023 Plan

Certain key features of the 2023 Plan are summarized as follows:

●	If not terminated earlier by the Board, the 2023 Plan will terminate on January 1, 2035.

●	Up to a maximum aggregate of 5,000,000 shares of Common Stock may be issued under the 2023 Plan, subject to availability. The maximum number of shares that may be issued pursuant to the exercise of ISOs is also 5,000,000, subject to availability.

●	The 2023 Plan will generally be administered by the Board or a committee designated by the Board (the “2023 Plan Committee”). The Board may also designate a separate committee to make awards to employees who are not officers subject to the reporting requirements of Section 16 of the Exchange Act.

●	Employees, consultants and Board members are eligible to receive awards, provided that the 2023 Plan Committee has the discretion to determine (i) who shall receive any awards, and (ii) the terms and conditions of such awards.

●	Awards may consist of ISOs, NQSOs, restricted stock, SARs, other equity awards and/or cash awards.

●	Stock options and SARs may not be granted at a per share exercise price below the fair market value of a share of our Common Stock on the date of grant.

●	Stock options and SARs may not be repriced or exchanged without Stockholder approval.

●	The maximum exercisable term of stock options and SARs may not exceed ten years.

●	Awards are subject to recoupment of compensation policies adopted by the Company.

Background and Purpose of the 2023 Plan. The purpose of the 2023 Plan is to promote our long-term success and the creation of Stockholder value by:

●	Attracting and retaining the services of key employees who would be eligible to receive grants as selected participants;

●	Motivating selected participants through equity-based compensation that is based upon the performance of our Common Stock; and

●	Further aligning selected participants’ interests with the interests of our Stockholders, through the award of equity compensation grants which increases their interest in the Company, to achieve long-term growth over short-term performance.

The 2023 Plan permits the grant of the following types of equity-based incentive awards: (1) stock options (which can be either ISOs or NQSOs), (2) SARs, (3) restricted stock, (4) other equity awards and (5) cash awards. The vesting of awards can be based on either continuous service and/or performance goals. Awards are evidenced by a written agreement between the selected participant and the Company.

Eligibility to Receive Awards. Employees, consultants and Board members of the Company and certain of our affiliated companies are eligible to receive awards under the 2023 Plan. The 2023 Plan Committee will determine, in its discretion, the selected participants who will be granted awards under the 2023 Plan. As of the Record Date, approximately 10 individuals (including 4 officers and 7 directors) were eligible to participate in the 2023 Plan.

Shares Subject to the 2023 Plan. The maximum number of shares of Common Stock that can be issued under the 2023 Plan is 5,000,000 shares. The shares underlying forfeited or terminated awards (without payment of consideration), or unexercised awards become available again for issuance under the 2023 Plan. The 2023 Plan also imposes other limits that are intended to comply with the legal requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and which are discussed elsewhere in this action. No fractional shares may be issued under the 2023 Plan. No shares will be issued with respect to a participant’s award unless applicable tax withholding obligations have been satisfied by the participant. To the extent that there are no authorized and unreserved shares of Common Stock available for the 2023 Plan, the awards underlying the 2023 Plan will not be issuable until such time, and from time to time, as shares of Common Stock are available and in such amounts as are available.

Administration of the 2023 Plan. The 2023 Plan will be administered by the 2023 Plan Committee. Subject to the terms of the 2023 Plan, the 2023 Plan Committee has the sole discretion, among other things, to:

●	Select the individuals who will receive awards;

●	Determine the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule);

●	Correct any defect, supply any omission, or reconcile any inconsistency in the 2023 Plan or any award agreement;

●	Accelerate the vesting, extend the post-termination exercise term or waive restrictions of any awards at any time and under such terms and conditions as it deems appropriate, subject to the limitations set forth in the 2023 Plan;

●	Permit a participant to defer compensation to be provided by an award; and

●	Interpret the provisions of the 2023 Plan and outstanding awards.

The 2023 Plan Committee may suspend vesting, settlement, or exercise of awards pending a determination of whether a selected participant’s service should be terminated for cause (in which case outstanding awards would be forfeited). In addition, the 2023 Plan Committee may use the 2023 Plan to issue shares under other plans or sub-plans as may be deemed necessary or appropriate, such as to provide for participation by non-U.S. employees and those of any of our subsidiaries and affiliates.

Types of Awards.

Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The 2023 Plan Committee will determine, among other terms and conditions, the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of a share of our Common Stock on the date of grant of the stock option. The fair market value of a share of our Common Stock for the purposes of pricing our awards shall be equal to the closing price for our Common Stock as reported by the NYSE American LLC or such other principal trading market on which our securities are traded on the date of determination. Stock options may not be repriced or exchanged without Stockholder approval.

Stock options granted under the 2023 Plan may be either ISOs or NQSOs. As required by the Code and applicable regulations, ISOs are subject to various limitations not imposed on NQSOs. For example, the exercise price for any ISO granted to any employee owning more than 10% of our Common Stock may not be less than [110]% of the fair market value of the Common Stock on the date of grant, and such ISO must expire no later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of Common Stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. In order to comply with Treasury Regulation Section 1.422-2(b), the 2023 Plan provides that all 5,000,000 shares may be issued pursuant to the exercise of ISOs, subject to the availability of underlying shares of Common Stock.

A stock option granted under the 2023 Plan generally cannot be exercised until it becomes vested. The 2023 Plan Committee establishes the vesting schedule of each stock option at the time of grant. The maximum term for stock options granted under the 2023 Plan may not exceed ten years from the date of grant although the 2023 Plan Committee may establish a shorter period at its discretion. The exercise price of each stock option granted under the 2023 Plan must be paid in full at the time of exercise, either with cash, or through a broker-assisted “cashless” exercise and sale program, or net exercise, or through another method approved by the 2023 Plan Committee. The optionee must also make arrangements to pay any taxes that are required to be withheld at the time of exercise.

SARs. A SAR is the right to receive, upon exercise, an amount equal to the difference between the fair market value of the shares on the date of the SAR’s exercise and the aggregate exercise price of the shares covered by the exercised portion of the SAR. The 2023 Plan Committee determines the terms of SARs, including the exercise price (provided that such per share exercise price cannot be less than the fair market value of a share of our Common Stock on the date of grant), the vesting and the term of the SAR. The maximum term for SARs granted under the 2023 Plan may not exceed ten years from the date of grant, subject to the discretion of the 2023 Plan Committee to establish a shorter period. Settlement of a SAR may be in shares of Common Stock or in cash, or any combination thereof, as the 2023 Plan Committee may determine. SARs may not be repriced or exchanged without Stockholder approval.

Restricted Stock. A restricted stock award is the grant of shares of our Common Stock to a selected participant and such shares may be subject to a substantial risk of forfeiture until specific conditions or goals are met. The restricted shares may be issued with or without cash consideration being paid by the selected participant as determined by the 2023 Plan Committee. The 2023 Plan Committee also will determine any other terms and conditions of an award of restricted stock. In determining whether an award of restricted stock should be made, and/or the vesting schedule for any such award, the 2023 Plan Committee may impose whatever conditions to vesting it determines to be appropriate. During the period of vesting, the participant will not be permitted to transfer the restricted shares but will generally have voting and dividend rights (subject to vesting) with respect to such shares.

Other Awards. The 2023 Plan also provides that other equity awards, which derive their value from the value of our shares or from increases in the value of our shares, may be granted. In addition, cash awards may also be issued. Substitute awards may be issued under the 2023 Plan in assumption of or substitution for or exchange for awards previously granted by an entity which we (or an affiliate) acquire.

Limited Transferability of Awards. Awards granted under the 2023 Plan generally are not transferrable other than by will or by the laws of descent and distribution. However, the 2023 Plan Committee may in its discretion permit the transfer of awards other than ISOs. Generally, where transfers are permitted, they will be permitted only by gift to a member of the selected participant’s immediate family or to a trust or other entity for the benefit of the selected participant and/or member(s) of his or her immediate family.

Adjustments upon Changes in Capitalization.

In the event of the following actions:

●	stock split of our outstanding shares of Common Stock;

●	stock dividend;

●	dividend payable in a form other than shares in an amount that has a material effect on the price of the shares;

●	consolidation;

●	combination or reclassification of the shares;

●	recapitalization;

●	spin-off; or

●	other similar occurrences,

then the following shall each be equitably and proportionately adjusted by the 2023 Plan Committee:

●	maximum number of shares that can be issued under the 2023 Plan (including the ISO share grant limit);

●	number and class of shares issued under the 2023 Plan and subject to each award;

●	exercise prices of outstanding awards; and

●	number and class of shares available for issuance under the 2023 Plan.

Merger, Consolidation or Asset Sale. If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while awards remain outstanding under the 2023 Plan, unless provisions are made in connection with such transaction for the continuance of the 2023 Plan and/or the assumption or substitution of such awards with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the applicable award agreement, terminate immediately as of the effective date of any such merger, consolidation or sale.

Term of the 2023 Plan. The 2023 Plan is in effect until 2035 or until earlier terminated by the Board. Outstanding awards shall continue to be governed by their terms after the termination of the 2023 Plan.

Governing Law. The 2023 Plan shall be governed by the laws of the State of Nevada (which is the state of our incorporation) except for conflict of law provisions.

Amendment and Termination of the 2023 Plan. The Board generally may amend or terminate the 2023 Plan at any time and for any reason, except that it must obtain Stockholder approval of material amendments to the extent required by applicable laws, regulations or rules.

Certain Federal Income Tax Information

The following is a general summary, as of September 29, 2021, of the federal income tax consequences to us and to U.S. participants for awards granted under the 2023 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with a tax advisor regarding the tax implications of their awards under the 2023 Plan.

Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the Common Stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the Common Stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the stock option is granted or before one year after the stock option is exercised will realize ordinary income equal to the lesser of (i) the excess of the fair market value over the exercise price of the shares on the date of exercise, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares. Any additional gain or loss recognized upon any later disposition of the shares would be a short- or long-term capital gain or loss, depending on whether the shares have been held by the participant for more than one year. Utilization of losses is subject to special rules and limitations.

Nonstatutory Stock Options. A participant who receives a nonstatutory stock option generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise.

Restricted Stock. A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, he or she will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares or cash received minus any amount paid for the shares, if any.

Stock Units. No taxable income is generally reportable when unvested stock units are granted to a participant. Upon settlement of the vested stock units, the participant will recognize ordinary income in an amount equal to the fair market value of the shares issued or payment received in connection with the vested stock units.

Stock Appreciation Rights. No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received.

Income Tax Effects for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2023 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an nonqualified stock option or vesting of restricted stock).

Internal Revenue Code Section 162(m) Deduction Limitation. Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any one fiscal year with respect to our executive officers and other persons who are subject to Code Section 162(m). Therefore, compensation derived from 2023 Plan awards may not be fully deductible by the Company.

Internal Revenue Code Section 280G. For certain persons, if a change in control of the Company causes an award to vest or become newly payable, or if the award was granted within one year of a change in control and the value of such award or vesting or payment, when combined with all other payments in the nature of compensation contingent on such change in control, equals or exceeds the dollar limit provided in Section 280G of the Code (generally, this dollar limit is equal to three times the five-year historical average of the individual’s annual compensation received from the Company), then the entire amount exceeding the individual’s average annual compensation will be considered an excess parachute payment. The recipient of an excess parachute payment must pay a 20% excise tax on this excess amount and the Company cannot deduct the excess amount from its taxable income.

Internal Revenue Code Section 409A. Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the 2023 Plan (such as stock units). The intent is for the 2023 Plan, including any awards available thereunder, to comply with or be exempt from the requirements of Section 409A of the Code, to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.

New Plan Benefits. All 2023 Plan awards are granted at the 2023 Plan Committee’s discretion, subject to the limitations contained in the 2023 Plan. Future benefits and amounts that will be received or allocated under the 2023 Plan are not presently determinable. As of the Record Date, the fair market value of a share of our Common Stock (as determined by the closing price quoted by the NYSE American LLC on that date) was $[____].

Existing Plan Benefits. As of the Record Date, no awards have been granted under the 2023 Plan.

Effective Date

Approval of the 2023 Plan will be effective 20 days after the mailing date of the definitive Information Statement.

Vote Required; Manner of Approval

Approval of the 2023 Plan requires the vote of a majority of the shares present in person or by proxy or, if by written consent, a majority of the shares entitled to vote at a meeting of shareholders. Section 78.320 of the NRS 78.320 and Article I, Section 2.11, of the Company’s By-Laws, as amended, permit any corporate action, upon which a vote of shareholders is required or permitted, to be taken without a meeting, provided that written consents are received from shareholders having at least the requisite number of shares that would be necessary to authorize or take such action if a meeting was held at which all shares entitled to vote thereon were present and voted. Since holders of ~83% of our outstanding voting stock on the Record Date delivered a written consent on June 9, 2025, no further vote, approval or consent of shareholders is required to approve or authorize this action.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), as filed with the SEC on March 28, 2025, is available at www.impactbiomedinc.com together with this Information Statement. We will furnish the Annual Report and/or any exhibit to our Annual Report free of charge to any stockholder upon written request as set forth in the Notice of Internet Availability. The Annual Report is incorporated in this Information Statement. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the SEC and other publicly available information.

COST OF INFORMATION STATEMENT

The Company is making the mailing of the Information Statement materials and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement materials to beneficial owners of the Company’s voting securities.

DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more Stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered stockholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 1400 Broadfield Blvd., Suite 130, Houston, Texas TX 77084; Attn: Investor Relations, or call the Company at (281) 415-6576 and we will promptly deliver the Information Statement, as applicable, to you upon your request. Stockholders who received multiple copies of the Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement contains forward-looking statements. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements. You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

By Order of the Board of Directors

/s/ Frank D. Heuszel
Frank D. Heuszel, Chief Executive Officer

Houston, TX
July [__], 2025